Exhibit 99.1

News

     American Maize-Products Company
     250 Harbor Drive
     P.O. Box 10128
     Stamford, Connecticut 06904
     Telephone: (203) 356-9000
_____________________________________________________________

     Stamford, CT - American Maize-Products Company (ASE-AZE) announced today that it had received a proposal to acquire the Company for $32 per share. The Board of Directors determined that such price was inadequate.

     William Ziegler, III, Chairman of the Board of Directors of the Company and one of the controlling stockholders, stated that his shares are not for sale or tender.

     American Maize, based in Stamford, Connecticut, produces corn sweeteners and a variety of specialty food and industrial starches at plants in Hammond, Indiana, Decatur, Alabama and Dimmitt, Texas. The Company also produces cigars and smokeless tobacco products at plants located in Jacksonville, Florida and Wheeling, West Virginia.



For further information
Contact:
     Edward P. Norris (C.F.O.)

American Stock Exchange Listing:
     AZEA and AZEB

Release Date:
     January 6, 1995